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                                                                  Exhibit 3.2



                                    BY-LAWS

                                       Of

                  COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

                                    ARTICLE I

                                  STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the third Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, within or without the State of Delaware, or at such time and place as may be designated from time to time by the Board of Directors.

SECTION 2. Special meetings of the stockholders may be held upon call of the Board of Directors or the President (and shall be called by the President at the request in writing of stockholders owning a majority of the outstanding shares of the corporation entitled to vote at the meeting) at such time and at such place within or without the State of Delaware as may be fixed by the Board of Directors or the President or by the stockholders owning a majority of the outstanding shares of the corporation so entitled to vote, as the case may be, and as may be stated in the notice setting forth such call.

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SECTION 3. Except as otherwise provided by law, notice of the time, place and purpose or purposes of every meeting of stockholders shall be delivered personally or mailed not earlier than fifty, nor less than ten, days previous thereto to each stockholder of record entitled to vote at the meeting, at his address as it appears on the records of the corporation. Notice of any meeting of stockholders need not be given to any stockholders who shall waive notice thereof, before or after such meeting, in writing, or to any stockholder who shall attend such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. The holders of record of a majority of the issued and outstanding shares of the corporation, which are entitled to vote at the meeting, shall, except as otherwise provided by law, constitute a quorum at all meetings of the stockholders. If there be no such quorum present in person or by proxy, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time.



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SECTION 5. Meetings of the stockholders shall be presided over by the President or, if he is not present, by a Vice President or, if no such officer is present, by a chairman to be chosen at the meeting. The Secretary of the corporation or, in his absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman shall appoint a secretary.

SECTION 6. Each stockholder entitled to vote at any meeting may vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question at the time; but no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period.

SECTION 7. At all elections of directors the voting shall be by ballot, and a majority of the votes cast shall elect. Except as otherwise provided by law, all other questions presented to stockholders shall also be determined by a majority of the votes cast on such questions.

SECTION 8. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express



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consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose, shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, not withstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

SECTION 1. The Board of Directors of the corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed by resolution of the Board of Directors. Directors shall hold office until the annual meeting of the stockholders next ensuing after their election, and until their respective successors are elected and qualified. A majority of the total number of directors shall constitute a quorum for the transaction of business.



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Directors need not be stockholders.

SECTION 2. Vacancies in the Board of Directors shall be filled by a majority of the remaining directors, though less than a quorum; and in case of an increase in number of directors, the additional directors shall be elected by a majority of the directors in office at the time of increase, though less than a quorum; and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified, unless sooner displaced pursuant to law.

SECTION 3. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the meeting of stockholders at the same place at which


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such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 4. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. A majority of the members of a committee shall constitute a quorum for the transaction of its business. In the absence or disqualification of any member of any such committee or


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committees, but not in the case of a vacancy therein, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors, who is not an officer of the corporation or any of its subsidiaries, to act at the meeting for all purposes in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 5. A director of the corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the corporation either as vendor, purchaser or otherwise, nor in the absence of fraud, shall any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director or any firm of which any director is a member, or any corporation of which the director is an officer, director or stockholder, is in any way interested in such transaction or contract, provided that, at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm said contract or transaction, the interest of such director, firm or corporation therein and the material facts with respect thereto are disclosed or known, and there shall be present a quorum of directors or of the directors constituting such


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committee not interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall such contract or transaction be void or voidable or affected by reason of the fact that the vote of such director or directors, who have or may have interest therein which are or might be adverse to the interests of the corporation, shall have been necessary to obligate the corporation upon such contract or transaction, nor shall any director or directors having such adverse interest be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction nor shall any such director or directors be accountable for any gains or profits realized thereon; always provided, however, that such contract or transaction shall, at the time it was entered into, have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

SECTION 6. Any contract, transaction or act of the corporation or of the Board of Directors or of the Executive Committee which shall be ratified by a majority vote of the stockholders of the corporation having voting power at any annual meeting or any special meeting called for such purpose and to whom the material facts with respect thereto are disclosed or known, shall be as valid and as binding as though ratified by every


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stockholder of the corporation, provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                                  ARTICLE III.

                                    OFFICERS

SECTION 1. The Board of Directors as soon as may be after their election held in each year shall elect officers of the corporation, including a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also from time to time appoint such other officers (including a Chairman who shall be a member of the Board of Directors, one or more Vice Chairmen, one or more Assistant Vice presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power so to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior, or Regional, or may be given such other designation or combination of designations.


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SECTION 2. All officers of the corporation elected or appointed by the Board of
Directors shall hold office until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

SECTION 3. Each of the officers of the corporation elected or appointed by the Board of Directors shall have the powers and duties prescribed by law, by the By-laws or by the Board of Directors and, unless otherwise prescribed by the By-Laws or by the Board of Directors, shall have such further powers and duties as ordinarily pertain to his office. The President shall be the Principal Executive Officer and shall have the general direction of the affairs of the corporation. Any officer, agent, or employee of the corporation may be required to give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may from time to time prescribe.

SECTION 4. The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action,


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suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this Article III shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other


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enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article III or otherwise.



                                   ARTICLE IV.

                              CERTIFICATES OF STOCK

SECTION 1. The interest of each stockholder of the corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares in the stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

SECTION 2. The certificates of stock shall be signed by such officer or officers as may be permitted by law to sign (except that where any such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the


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signatures of any such officer or officers may be facsimiles), and shall be countersigned and registered in such manner, all as the Board of Directors may by resolution prescribe. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

SECTION 3. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.



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                                   ARTICLE V.

                                 CORPORATE BOOKS

The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE VI.

                          CHECKS, NOTES, PROXIES, ETC.

         All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the President, or by such officers as the Board of Directors may from time to time determine.

                                  ARTICLE VII.

                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on the fist day of January in each year and shall end on the thirty-first day of December following.



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                                  ARTICLE VIII.

                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal" state and date of incorporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.



                                   ARTICLE IX.

                                     OFFICES

         The corporation and the stockholders and the directors may have offices outside of the State of Delaware at such places as shall be determined from time to time by the Board of Directors.

                                   ARTICLE X.

                                   AMENDMENTS

         Subject to any limitations that may be imposed by the stockholders, the Board of Directors may make By-Laws and from time to time may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors or the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such meeting.



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